Exhibit 10.3

                       TERMINATION OF CONSULTING AGREEMENT

      Agreement made and entered into as of June 30, 2005 between Innova Holdings, Inc. (the "Company") and Stratex Solutions, LLC (the "Consultant").

      Whereas, the Company and Consultant have entered into a Consulting Agreement dated as of February 1, 2005 (the "Consulting Agreement").

      Whereas, the Company and Consultant desire to terminate the Consulting Agreement.

      Now, therefore, for good and valuable consideration, the parties agree as follows:

      Effective as of June 14, 2005, and simultaneously with and conditioned upon the execution by all parties of that certain Employment Agreement dated June 30, 2005, between the Company and Eugene Gartlan (the "Employment Agreement"), the Consulting Agreement is hereby terminated, and of no further force and effect, except to the extent that certain stock options granted to Consultant shall be subject to the provisions of the Employment Agreement.

      In witness whereof, this Agreement is entered into as of the day and year first above written.

                              INNOVA HOLDINGS, INC.

                              BY: /s/ Walter Weisel
                                  -----------------
                              Walter Weisel, Chairman and CEO


                              STRATEX SOLUTIONS, LLC

                              BY: /s/ Eugene Gartlan
                                  ------------------
                              Eugene Gartlan, President